UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19, 2011 (April 14, 2011)

ST. LAWRENCE SEAWAY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2020, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information disclosed in this Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934 (the “1934 Act”).  All statements, other than statements of historical fact, are forward-looking statements.

These forward-looking statements are identified by their use of terms and phrases such as “may,” expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “anticipate,” “will,” “continue,” “potential,” and similar terms and phrases.  Though we believe that the expectations reflected in these statements are reasonable, they do involve certain assumptions, risks and uncertainties.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 14, 2011, Nytis Exploration Company LLC (“NEC”), an indirect 98.1% owned subsidiary of St. Lawrence Seaway Corporation (the “Company”), entered into an Asset Purchase Agreement (the “APA”) to purchase from The Interstate Natural Gas Company, LLC (a private limited liability company) and certain related parties (collectively referred to as “ING”), for $29.6 million (subject to adjustment at closing) certain natural gas properties, natural gas gathering and compression facilities and other assets related thereto, all located in eastern Kentucky and four counties in West Virginia.  The APA was filed as exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2011.

On April 14, 2011, NEC and ING amended the APA to accomplish the following:

(i)                       To permit ING to use a portion of the Deposit (the “Property Tax Draw”) to pay property taxes due and owing on the natural gas properties being sold by ING to NEC pursuant to the APA.  In connection with such use of the Deposit, ING granted to NEC a production payment on certain natural gas wells to secure ING’s obligation to repay the Property Tax Draw, plus interest at the rate of 4.5% per annum, in the event that the APA is terminated and the terms of Section 16.1 thereof provide that the Deposit is to be returned to NEC.  The amount of the Property Tax Draw will be credited to the purchase price due at the Final Closing (described below).

(ii)                    To provide for two closings.  The first closing (the “Initial Closing”), is to be held on or before April 22, 2011 and concerns the purchase and sale of approximately 45 natural gas wells (the “Initial Assets”), the purchase price for which may not exceed $1,519,932.  The date of the Initial Closing may be extended beyond April 22, 2011 by either NEC or ING for a maximum of seven days.  The Company anticipates that the purchase price paid for the Initial Assets at the Initial Closing will be provided by drawing upon NEC’s credit facility with the Bank of Oklahoma N.A.

The second closing (the “Final Closing”) is to be held on or before May 23, 2011 (which date may be extended by either NEC or ING, but not beyond May 31, 2011) at which time NEC will purchase and ING will sell the Acquired Assets (other than the Initial Assets) in accordance with the terms of the amended APA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

ST. LAWRENCE SEAWAY
CORPORATION

/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO

Dated: April 19, 2011